Exhibit 23.1

                   CONSENT OF PETERSON & CO., LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-2 (Nos. 333-108923, 333-105656, 333-37676, 333-63468, 333-73906,
333-84766),  Forms S-3 (Nos.  333-19695,  333-62761,  333-45759,  333-07861) and
Forms  S-8  (Nos.  333-105854,   033-61704,   033-61708,  033-63046,  333-24991,
333-26319, 333-60011) of our report dated February 28, 2005, included in the Annual Report on Form 10-KSB of Protein Polymer Technologies, Inc. for the year ended December 31, 2004, with respect to the financial statements, included in this Form 10-KSB.





                                                     PETERSON & CO., LLP

San Diego, California
March 30, 2005